SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 6, 2012

ORGANOVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54621	27-1488943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6275 Nancy Ridge Dr., San Diego, CA 92121		92121
(Address of principal executive offices)		(Zip Code)

(858) 550-9994

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2012, a committee of the Board of Directors of Organovo Holdings, Inc., a Delaware corporation (the “Company”), granted restricted stock units (the “RSUs”) under the Organovo Holdings, Inc. 2012 Equity Incentive Plan to the following executive officers:

Executive	Title	Vesting Start Date	Restricted Stock Units	Restricted Stock Units
			(time based)	(performance based)
Keith Murphy	Chairman of the Board, Chief Executive Officer and President	February 13, 2012	200,000	200,000
Barry D. Michaels	Chief Financial Officer	August 23, 2011	200,000	—

The time-based RSU will vest over four (4) years in equal annual installments with twenty-five percent (25%) vesting after each of the 12th, 24th, 36th, and 48th monthly anniversaries of the Vesting Start Date. The performance-based RSUs will vest upon the achievement of certain performance measures prior to December 31, 2014, including assuring the Company has adequate working capital to support its business plan, the entry into certain commercial arrangements, the satisfaction of all required qualifications for listing the Company’s Common Stock on one of the national stock exchanges and certain analyst coverage of, and reports on, the Company. The actual number of shares that vest may be 0% to 100% of the 200,000 performance-based RSUs granted, depending on the achievement of the performance measures. The unvested portion of the time-based or performance-based RSUs will generally be forfeited upon termination of employment. In the case of a change in control of the Company, if either Messrs. Murphy or Michaels is terminated without cause or terminate their employment for good reason during the 12 month period following the change in control, vesting will be accelerated with respect to both the time-based and performance-based RSUs.

In connection with the issuance of the RSUs, the executive officers were issued an executive incentive award agreement. The executive incentive award agreement provides that the executive officer will be allowed to pay applicable federal and state withholding taxes by returning an equivalent number of shares to the Company for cancellation on the applicable vesting date. If the executive officer returns shares to the Company for cancellation on an annual vesting date to cover his federal and state withholding taxes, the executive officer will automatically be issued on such vesting date a stock option. The number of shares of common stock subject to a stock option will be equal to the number of shares the executive returns to the Company as payment for applicable federal and state withholding taxes and will be fully vested. The exercise price of the stock option will be equal to the closing sale price of the Company’s common stock on the applicable vesting date.

The foregoing summary description of the terms and conditions of the RSUs and the Executive Incentive Agreements does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the forms of Restricted Stock Unit Agreements and the form of Executive Incentive Award Agreement included with Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Forms of Executive Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the 2012 Equity Incentive Plan.

10.2	Forms of Performance Based Restricted Stock Grant Notice and Performance Based Restricted Stock Unit Agreement under the 2012 Equity Incentive Plan.

10.3	Form of Executive Incentive Award Agreement under the 2012 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: August 9, 2012	By:	/s/ Barry Michaels
Name: Barry Michaels
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Forms of Executive Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the 2012 Equity Incentive Plan.

10.2	Forms of Performance Based Restricted Stock Grant Notice and Performance Based Restricted Stock Unit Agreement under the 2012 Equity Incentive Plan.

10.3	Form of Executive Incentive Award Agreement under the 2012 Equity Incentive Plan.